UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2021

Brownie’s Marine Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-99393	90-0226181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 NW 25 Avenue, Suite 1, Pompano Beach, FL 33069

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (954) 462-5570

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	not applicable	not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2021, Brownie’s Marine Group, Inc., a Florida corporation (the “Company”), entered into a binding term sheet (the “Term Sheet”) with Submersible Systems, LLC, a Florida limited liability corporation (“Submersible”), and Tierra Vista Group, LLC and Summit Holdings V, LLC (the “Sellers”), the owners of all of the membership interests of Submersible (the “Membership Interests”). Pursuant to the terms of the Term Sheet, the Company will acquire all of the Membership Interests from the Sellers for an aggregate purchase price of $1,750,000 (the “Purchase Price”), to be paid to the Sellers at closing: (i) by the issuance to the Sellers of three-year convertible promissory notes (each, a “Note”) in the aggregate principal amount of $350,000, at an interest rate of 8% per annum, with each Seller to receive a Note in the principal amount pro rata with the number of Membership Interests such Seller owns of Submersible, and (ii) by the issuance to the Sellers of an aggregate of $1,400,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), such number of Shares to be calculated based on the volume weighted average price of a share of the Company’s Common Stock on the OTC Markets (“VWAP”) for (a) 180 days prior to the date of the Term Sheet, or (b) 180 days prior to the closing date of the transaction, whichever results in a lower VWAP, with each Seller receiving a pro rata portion of the Shares based upon the total number of Membership Interests held by such Seller. The closing and consummation of the transactions contemplated by the Term Sheet are to occur no later than August 31, 2021, and are subject to certain closing conditions and deliveries, including an agreement containing typical representations and warranties by the parties of a transaction of this nature.

The foregoing descriptions of the Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is attached to this report as Exhibits 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

No.	Exhibit Description

10.1	Binding Term Sheet, dated July 30, 2021, by and among the Company, Submersible Systems, LLC, and Tierra Vista Group, LLC and Summit Holdings V, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brownie’s Marine Group, Inc.

Date: August 3, 2021	By:	/s/ Christopher Constable
Christopher Constable, Chief Executive Officer